Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jason Fredette, Director, Investor Relations

(617) 796-8320

www.sirreit.com

Select Income REIT Completes Acquisition of

Class A Property in Naperville, Illinois

$187.5 Million Sale/Leaseback Transaction with Leading Networking Supplier Bolsters Company’s Mainland Portfolio

Newton, MA (April 7, 2014): Select Income REIT (NYSE: SIR) today announced that it has completed the acquisition of 1415 West Diehl Road, a five-story, Class A office property with approximately 820,000 square feet located in Naperville, Illinois.  The purchase price, excluding closing costs, was approximately $187.5 million and the acquisition cap rate based on current in-place property net operating income, including straight line rents, is approximately 8.7%.

Simultaneous with the acquisition of the property, Tellabs, Inc. entered into a 15 year lease at the property as its corporate headquarters.  Together with its affiliates, Tellabs is the second largest optical networking business in the United States.

Situated in the epicenter of Naperville’s East West Corridor and abutting Interstate 88, the property was constructed in 2001 with best-in-class and state-of-the-art amenities, including parking structures, fitness and conference centers, a full service café and a convenience store.

SIR funded this acquisition with cash on hand and borrowings under its unsecured revolving credit facility.

David Blackman, President and Chief Operating Officer of SIR, made the following statement regarding today’s announcement:

“This acquisition is consistent with our stated strategy to complement our organic growth in Hawaii with strategic mainland property acquisitions that are particularly attractive to tenants and are expected to deliver significant long term value to shareholders.  We are also pleased to add Naperville and the Illinois Technology and Research Corridor to our strong portfolio.  Frequently listed among Money Magazine’s ‘100 Best Places to Live,’ the city’s growth, affluence and proximity to Chicago make it a compelling location for an increasing number of industry leaders.  We are keenly focused on creating long term value for shareholders, and committed to deploying growth capital in a disciplined and opportunistic manner.  We are excited to have identified and executed this sale leaseback

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

transaction with a terrific long term tenant.  1415 West Deal Road is a great asset in a favorable location with outstanding potential to appreciate in value and deliver superior returns.”

Select Income REIT is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants. SIR is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME WHICH ARE BEYOND SIR’S CONTROL.  FOR EXAMPLE, THIS PRESS RELEASE STATES THAT THE CAP RATE BASED ON CURRENT IN-PLACE PROPERTY NET OPERATING INCOME, INCLUDING STRAIGHT LINE RENTS, IS APPROXIMATELY 8.7%.  FUTURE EARNINGS FROM THIS PROPERTY MAY BE DIFFERENT THAN CURRENTLY ANTICIPATED AND THE FUTURE RETURN ON INVESTMENT FROM THIS PROPERTY MAY BE DIFFERENT THAN 8.7%.  THIS PRESS RELEASE ALSO STATES THAT THIS PROPERTY HAS THE POTENTIAL TO INCREASE IN VALUE IN THE FUTURE.  FUTURE REAL ESTATE VALUES ARE INHERENTLY DIFFICULT TO PREDICT; AS A RESULT, THIS PROPERTY MAY NOT INCREASE IN VALUE AND COULD, IN FACT, DECLINE IN VALUE IN THE FUTURE.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN ITS PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.  SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

FOR THESE AND OTHER REASONS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

EXCEPT AS REQUIRED BY APPLICABLE LAW, SIR DOES NOT INTEND TO UNDERTAKE ANY OBLIGATION TO UPDATE THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF NEW INFORMATION WHICH MAY COME TO SIR’S ATTENTION, FUTURE EVENTS OR OTHERWISE.

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